Exhibit 99.2

PHARMACYCLICS, INC. ANNOUNCES PRESENTATION OF INTERIM RESULTS FROM PHASE I TRIAL OF ITS FIRST-IN-HUMAN BTK INHIBITOR PCI-32765

New Orleans, LA, and Sunnyvale, CA December 7, 2009 - Pharmacyclics, Inc. (Nasdaq: PCYC) today announced interim data from a Phase I study of their novel orally administered Bruton’s tyrosine kinase (Btk) inhibitor PCI-32765 in patients with relapsed or refractory B-cell non-Hodgkin’s lymphoma (NHL) or chronic lymphocytic leukemia (CLL). These data are being presented at the American Society of Hematology (ASH) 51st Annual Meeting taking place this week in New Orleans, LA.

The multi-center dose escalation Phase I study is being conducted in collaboration with investigators at leading lymphoma centers including Stanford University, MD Anderson Cancer Center, the University of Chicago, the University of Vermont, and US Oncology group. The trial was designed to explore up to 6 dose levels with a minimum of 4 evaluable patients per cohort. Each cycle of treatment consists of 28 consecutive days of dosing followed by 7 days of rest.  Safety is evaluated at the end of the first cycle and efficacy at the end of the second. At least one full cycle of treatment has been completed for each patient in the first 3 cohorts. Data from the second cohort demonstrated that PCI-32765 fully occupied the active site of the target enzyme Btk in peripheral blood cells with minimal variability, fully inhibited surrogate biomarkers for up to 24 hours, and was well tolerated by patients.

In the first 2 dose cohorts, 16 heavily pretreated and progressing lymphoma patients with a variety of B-cell malignancies were evaluated. In the first dose cohort, 7 patients were treated with PCI-32765 resulting in 2 partial responses (e.g. a 50% decrease in sum of the product of the diameters of up to 6 largest dominant masses; no increase in size of other nodes per the Revised Response Criteria for Malignant Lymphoma Bruce D. Cheson J Clin Oncol 25:579-586,) one in mantle cell lymphoma, one in follicular lymphoma and one patient with stable disease for approximately 5 cycles. In the second dose cohort, 9 patients were treated resulting in 3 partial responses (one patient with mantle cell lymphoma and two patients with chronic lymphocytic leukemia (CLL/SLL)) and 2 patients with stable disease for approximately 2 cycles. The overall response rate (ORR), considering only partial and complete responses, was 31% for the first two dose cohorts.

Additionally, as of December 5, 2009, an interim evaluation has been made on 3 of the 6 patients in the third dose cohort. Each of these 3 patients suffered from CLL/SLL.  All three have been evaluated as partial responders.  At this point the Partial Response Rate in CLL/SLL patients is 5 out of 6.

The trial is currently enrolling at a rapid rate. We anticipate the fourth dose cohort to commence in December 2009. At this time the company anticipates dosing only the first 5 dose cohorts to complete this Phase I study, as per the protocol dosing will continue to three levels above full kinase occupancy.

As of December 5, 2009, all stable and responding patients remain on study with 2 patients from cohort 1 dosed for more than 6 months. Only 3 of 16 patients experienced adverse events greater than Grade 2: one patient had a dose limiting toxicity with the onset of neutropenia, an abnormal reduction of white blood cells; one patient had hypokalemia, a lower than normal amount of potassium in the blood, the same patient also had hypophosphatemia, a low level of phosphorus in the blood; and one patient had viral adenitis a viral infection of the lymph nodes, which is a common occurrence in this type of patient. The drug was well tolerated in the remaining thirteen patients.

"PCI-32765 appears to be well tolerated by patients at oral doses that are able to fully inhibit the enzyme Btk" said Dr. Ranjana Advani, Associate Professor, Stanford University Medical Center and principal investigator of the trial. "In addition, we now have evidence of drug activity”.

A conference call to discuss these trial results has been set up for Tuesday December 8, 2009 at 8:00 a.m. PDT (11:00 a.m. EDT). To participate in the conference call, please dial 877-700-2945 for domestic callers and 706-643-1591 for international callers. The conference ID is 45071660. To access the audio broadcast or the subsequent archived recording, log on to http://ir.pharmacyclics.com/events.cfm. The archived version of the webcast will be available on the company's website for one month.

Bruton's Tyrosine Kinase and Immune Diseases
B-cells are immune cells, which are activated by antigens, pathogens or, in the case of autoimmunity, by host tissues. B-cells produce antibodies, which when self-reactive can trigger autoimmune disease. Activation of B-cells is also thought to play a major role in lymphomas where continuous, or tonic, stimulation results in uncontrolled B-cell proliferation. Btk is a type of enzyme known as a tyrosine kinase inside B-cells that plays an early key role in B-cell activation. Drugs that can inhibit Btk may prevent B-cell activation and therefore may play a role in the treatment of lymphomas or autoimmune disease. Other tyrosine kinases are important in cell signaling and have been targets for other drugs such as Gleevec® (imatanib mesylate), which is approved for treatment of certain leukemias. New drug or biological candidates targeting B-cells, including Rituxan for lymphomas and rheumatoid arthritis, are aimed at eliminating abnormally functioning B-cells.

About Non-Hodgkin’s Lymphoma
Non-Hodgkin's lymphoma (NHL) is a type of malignant disease that occurs within the lymphatic system and the fifth most common form of cancer. It is caused by the abnormal proliferation of white blood cells, which spreads through the lymphatic system.  NHL can occur at any age and are often marked by lymph nodes that are larger than normal, fever, and weight loss. NHL can be broadly classified into two main clinical categories: indolent lymphomas, mainly characterized as follicular lymphomas, which tend to grow relatively slowly; and aggressive lymphomas, mainly typified as diffuse large B-cell lymphomas (DLBCL), which grow much more rapidly.  According to the National Cancer Institute's SEER database the incidence of NHL (all types including Follicular and Aggressive) is projected at nearly 66,000 in 2009 and that 19,500 patients are expected to die from this disease in the United States in 2009.  According to the Leukemia & Lymphoma Society (LLS), there are approximately 452,723 people in the U.S. living with NHL (with active disease or in remission).

About Pharmacyclics
Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of immune mediated disease and cancer. The purpose of the company is to create a profitable business by generating income from products it develops, licenses and commercializes, either with one or several potential partners or alone as may best forward the economic interest of its stakeholders. The Company endeavors to create novel, patentable, differentiated products that have the potential to significantly improve the standard of care in the markets it serves. Presently, Pharmacyclics has four product candidates in clinical development and two product candidates in pre-clinical development. It is Pharmacyclics' business strategy to establish collaborations with large pharmaceutical and biotechnology companies for the purpose of generating present and future income in exchange for adding to their product pipelines. Pharmacyclics strives to generate collaborations that allow it to retain valuable territorial rights and simultaneously fast forward the clinical development and commercialization of its products. The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

Note
This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words "anticipate", "believe", "estimate", "expect", "expectation", "should", "would", "project", "plan", "predict", "intend" and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

Contact
R. Erdtmann
VP Finance
Phone: 408-215-3325